UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 2, 2013

BURGER KING WORLDWIDE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-35511	45-5011014
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5505 Blue Lagoon Drive

Miami, Florida

(Address of Principal Executive Offices)

33126

(Zip Code)

(305) 378-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 2, 2013, Burger King Worldwide, Inc. (the “Company”) sold its wholly-owned subsidiary Burger King GmbH and its 91 company-owned BURGER KING® restaurants in Germany to Yi-Ko Holding GmbH, a BURGER KING franchisee. As part of the transaction, Yi-Ko Holding GmbH has agreed to develop new BURGER KING restaurants over the next five years and remodel an additional 57 BURGER KING restaurants over the next 18 months.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1         Press release issued by the Company on May 3, 2013.

Forward-Looking Statements

This report contains certain forward-looking statements, which reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about our expectations and beliefs regarding the ability of Yi-Ko Holding GmbH to develop new BURGER KING® restaurants over the next five years and remodel an additional 57 BURGER KING® restaurants over the next 18 months. The factors that could cause actual results to differ materially from our expectations are detailed in the Company’s filings with the Securities and Exchange Commission, such as its annual and quarterly reports and current reports on Form 8-K, including the following: risks related to our international operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURGER KING WORLDWIDE, INC.

By:	/s/ Jill M. Granat
Jill M. Granat SVP and General Counsel

Date: May 3, 2013